NEITHER THIS WARRANT NOR THE UNDERLYING COMMON STOCK OF INTERSTATE DATA USA, INC. HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

No. W-_______	_______Shares

FOR VALUE RECEIVED, Interstate Data USA, Inc., a Delaware corporation (the “Company”), hereby certifies _________ (the “Warrantholder”) or the Warrantholder’s permitted assigns are entitled to purchase from the Company, at any time or from time to time during the period commencing on September 28, 2007 (the “Commencement Date”), and ending prior to 5:00 p.m. on September 28, 2010 (the “Expiration Date”) ________ fully paid and non-assessable shares of common stock, $0.001 par value, of the Company at a purchase price of $4.50 per share (the “Purchase Price”). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the “Common Stock,” (ii) the shares of the Common Stock purchasable hereunder are referred to as the “Warrant Shares,” (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the “Aggregate Warrant Price,” (iv) the price payable hereunder for each of the Warrant Shares is referred to as the “Per Share Warrant Price” and (v) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the “Warrants”). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately, after such adjustment.

This Warrant is issued pursuant to, and is subject to the terms and conditions of, the Subscription Agreement dated September 28, 2007 by and between the Company and the Warrantholder (the "Subscription Agreement").

1. Exercise of Warrant.

(a) This Warrant may be exercised, in whole or in part at any time or in part from time to time, during the period commencing on the Commencement Date, and ending at 5:00 p.m., Eastern time, on the Expiration Date, by the Warrantholder by the surrender of this Warrant (with the purchase form attached hereto as Exhibit A) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part (the "Exercise Price"). Payment for the Warrant Shares shall be made either (i) in accordance with paragraph 1(b) below, or (ii) by check payable to the order of the Company, in the amount of the Exercise Price. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Warrantholder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Warrantholder for the number of whole shares of the Common Stock to which the Warrantholder shall be entitled and, if this Warrant is exercised in whole, pay, in lieu of any fractional share of the Common Stock to which the Warrantholder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(b) If the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Warrantholder may elect to pay all or part of the Exercise Price by surrendering shares of Common Stock to the Company, including by allowing the Company to deduct from the number of Warrant Shares deliverable upon exercise of this Warrant, a number of such shares having an aggregate Fair Market Value, determined as of the day preceding the date of exercise of this Warrant, equal to the Aggregate Warrant Price. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)
If the Common Stock is at the time traded on the OTC Bulletin Board or other electronic quotation service, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the OTC Bulletin Board or other electronic quotation service, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

(ii)
If the Common Stock is at the time listed on any Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. "Exchange" shall mean any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.

2. Reservation of Warrant Shares.

So long as this Warrant is exercisable, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable to the Warrantholder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3. Fully Paid Stock.

The shares of the Common Stock issuable upon exercise of this Warrant in accordance with the terms hereof shall, at the time of such issuance, be validly issued, fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the Company.

4. Limited Transferability.

This Warrant and all rights hereunder are being issued in connection with the issuance of the Warrant Shares and are transferable, in whole or in part, only with the prior written consent of the Company, in compliance with this Section and with applicable law, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B or Exhibit C attached hereto) at the principal office of the Company. By acceptance hereof, the Warrantholder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Warrantholder for investment, solely for the account of such Warrantholder and not with a view to the fractionalization or distribution thereof and may not be sold or transferred except in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Warrantholder agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion, in form and substance reasonably acceptable to the Company’s counsel, that registration under the Act is not required in connection with such sale or transfer. The Warrantholder shall deliver written notice of any transfer of this Warrant permitted hereunder, in the form of Exhibit B hereto, to the Company within three (3) business days after such Warrant is made in the Company's warrant register, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes.

Each certificate or other instrument for any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend:

THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5. Anti Dilution Adjustments.

(a) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that the Warrantholder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or classification. If, as a result of an adjustment made pursuant to this Section 5, the Warrantholder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two (2) or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Warrantholder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

(b) If, at any time or from time to time after the date of this Warrant, the Company shall consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (excluding cash but including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Warrantholder shall have the right thereafter to receive the number of shares of common stock of the successor or acquiring corporation, or of the Company if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of Common Stock equal to the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.

6. Callable by the Company.

This Warrant may be called at any time by the Company if (a) a registration statement under the Securities Act is effective during the entire Exercise Period (defined hereunder) which follows the Warrantholder's receipt of the Notice (defined hereunder) with respect to the Warrant Shares and (b) at least one of the following events occur (each, a “Call Event”) (i) the closing or last sale price, if the Common Stock is traded on an Exchange, or the average of the closing bid and ask prices, if the Company’s common stock is not traded on an Exchange, of the Common Stock is equal to or greater than the callable price of $13.50 for a period of twenty (20) consecutive trading days or (ii) (1) any company or individual acquires direct or indirect ownership or control of any voting shares of the Company if, after such acquisition, such company or individual will directly or indirectly own or control more than 50% of the voting shares of the Company; (2) any company or individual acquires a majority of the assets of the Company; or (3) any company merges or consolidates with the Company, which results in the members of the Company’s Board of Directors in office immediately prior to such transaction or event constituting less than a majority of such Board of Directors thereafter. At any time after a Call Event occurs, if the Company elects to exercise its rights hereunder, the Company will provide notice (“Notice”) to the Warrantholder. The Warrantholder must exercise, in whole or in part, the Warrant within thirty (30) days of receipt of the Notice (“Exercise Period”). If the Warrant is exercised, the Warrantholder must deliver to the Company at its principal offices a check or wire transfer payable to the order of the Company, in an amount equal to the product of the Per Share Warrant Price multiplied by the number of Warrant Shares exercised. If any Warrant Shares are not exercised on or before the expiration of the Exercise Period, then the Warrant will expire.

7. Loss, etc. of Warrant.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Warrantholder a new Warrant of like date, tenor and denomination.

8. Warrantholder Not Shareholder.

This Warrant does not confer upon the Warrantholder any right to vote or to consent to or receive notice as a shareholder of the Company, or otherwise in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

9. Communication.

No notice or other communication under this Warrant shall be effective unless, such notice or other communication is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a)	the Company at 1900 West Loop South, #1850, Houston, Texas 77027, or such other address as the Company has designated in writing to the Warrantholder; or

(b)	the Warrantholder at his address on the books and records of the Company, or as the Warrantholder has designated in writing to the Company.

10. Headings.

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11. Amendment or Waiver.

Any term of this Warrant may be amended or waived upon written consent of the Company and a majority of the Warrantholders.

12. Governing Law; Jurisdiction; Venue.

This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Warrant may be brought in a court located in the State of Texas, and each of the Company and the Warrantholder (i) unconditionally accepts the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

IN WITNESS THEREOF, Interstate Data USA, Inc. has caused this Warrant to be signed by an executive officer as of this 28th day of September, 2007.

INTERSTATE DATA USA, INC.

Randy Carpenter President

EXHIBIT A

ELECTION TO PURCHASE

The undersigned, ____________________________________________, pursuant to the provisions of the foregoing Warrant, hereby irrevocably elects to exercise said Warant by the purchase of ______________ shares of the Common Stock of Interstate Data USA, Inc., covered by said Warrant, and makes payment therefore in full at the Per Share Warrant Price provided by said Warrant.

Dated:_______________________________	Signature:___________________________________

Address:____________________________________

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfer unto _____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ______________, attorney, to transfer said Warrant on the books of _______________________.

Dated:_______________________________	Signature:___________________________________

Address:____________________________________

EXHIBIT C

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _____________________________________________ hereby assigns and transfers unto _______________ the right to purchase __________ shares of the Common Stock of Interstate Data USA, Inc., by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________, attorney, to transfer that part of said Warrant on the books of Interstate Data USA, Inc.

Dated:_______________________________	Signature:___________________________________

Address:____________________________________